ALLONGE

THIS ALLONGE, effective as of February 11, 2008, amends that certain promissory note dated November 19, 2007 (the “Note”) made by SMF Energy Corporation, a Delaware corporation (“Maker”) in the principal amount of $_____________ payable to _________________________ (“Holder”).

RECITALS

WHEREAS, Maker and Holder wish to amend the Note to extend the maturity date of the Note from May 18, 2008 to July 18, 2008.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maker and Holder hereby agree as follows:

The second sentence of the first paragraph of the Note is hereby amended to read as follows:

If not sooner paid, the entire principal amount outstanding, together with accrued interest thereon, shall be due and payable July 18, 2008, provided however, that some of all of the principal amount of this Note, and the accrued but unpaid interest payable hereunder relating to such principal amount, will become immediately due and payable if and to the extent that Maker receives net proceeds from a private offering of its equity securities which, together with the aggregate net proceeds from the sale of this Note and other similar promissory notes sold concurrently herewith, exceed $3,500,000.

Except as expressly amended herein, the Note shall remain unchanged.

In the event of a conflict between the terms of the Note and this Allonge, the terms of this Allonge shall control.

This Allonge (a) may not be amended except by a writing signed by the Maker and the Holder; and (b) shall be governed by Delaware law.

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be executed as of the date first written above and attached to the Note.

HOLDER:	MAKER:

[____________________________]	SMF ENERGY CORPORATION

By: _______________________________	By: _______________________________
Name:_________________________	Richard E. Gathright
Title:__________________________	Chief Executive Officer and President